POWER OF ATTORNEY

December 16, 2020

	Know all by these present that the undersigned hereby constitutes and appoints Michael-Bryant Hicks, Darlene Quashie Henry and Jinee Majors, with full power of substitution, the undersigned's true and lawful attorneys-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the undersigned's
		capacity as an officer and/or director of Elanco Animal Health
		Incorporated (the "Company") or as a stockholder of the Company or as a
		trustee of a stockholder of the Company, Forms 3, 4, and 5 and
		Schedules 13D or 13G, including amendments thereto, relating to the
		securities of the Company in accordance with Section 16(a) of the
		Securities Exchange Act of 1934 and the rules thereunder;

	(2)	do and perform any and all acts for and on behalf of the undersigned
		which may be necessary or desirable to complete and execute any such
		Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any
		amendment or amendments thereto, and timely file such form with the
		United States Securities and Exchange Commission and any stock exchange
		or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the
		foregoing which, in the opinion of each such attorney-in-fact, may be
		of benefit to, in the best interest of, or legally required by, the
		undersigned, it being understood that the documents executed by each
		such attorney-in-fact on behalf of the undersigned pursuant to this
		Power of Attorney shall be in such form and shall contain such terms
		and conditions as each such attorney-in-fact may approve in each such
		attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or liabilities that may arise under, Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned's execution of this Power of Attorney.

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	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the day and year first above written.

/s/ William F. Doyle
___________________
Signature
William F. Doyle